UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2014
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Joinder Agreement No. 2
On June 2, 2014, Post Holdings, Inc. (the “Company” or “Post”) entered into a Joinder Agreement No. 2 (the “Joinder No. 2”), by and among Barclays Bank PLC, the Company and the guarantors party thereto, and consented to by Wells Fargo Bank, National Association, as Administrative Agent. The Joinder No. 2 provided for, upon completion of the Company’s previously announced acquisition of MFI Holding Corporation (“Michael Foods”) and subject to certain other conditions, an incremental term loan of $885 million (the “Term Loan”) under the Company’s existing Credit Agreement dated as of January 29, 2014, by and among the Company, the institutions from time to time party thereto as Lenders (the “Lenders”), Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners, Barclays Bank PLC, as Syndication Agent, Credit Suisse AG, Cayman Islands Branch and Goldman Sachs Bank USA, as Documentation Agents, and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (the “Credit Agreement”). As previously reported, on May 1, 2014, the Company (i) entered into a First Amendment to Credit Agreement (the “Amendment”) with Wells Fargo Bank, National Association, in its capacity as Administrative Agent and acting with the consent of the “Required Lenders,” and the “Required Lenders” and the “Guarantors” party thereto, and (ii) executed a Joinder Agreement No. 1 (the “Joinder No. 1”) to the Credit Agreement (as amended by the Amendment) with Bank of America, N.A., Barclays Bank PLC, BMO Harris Financing, Inc., Credit Suisse AG, Cayman Islands Branch, Goldman Sachs Bank USA, Nomura Corporate Funding Americas, LLC, Wells Fargo Bank, National Association (each an incremental revolving loan lender under the Joinder No. 1), and Wells Fargo Bank, National Association, as Administrative Agent.

Pursuant to the Joinder No. 2, the Company borrowed approximately $885.0 million under the Credit Agreement (as amended by the Amendment) and used approximately $545.8 million of the proceeds of the Term Loan to fund a portion of the acquisition of Michael Foods and to pay related fees and expenses. The Company intends to use approximately $339.2 million of the proceeds of the Term Loan for general corporate purposes, including among other things, financing the previously announced acquisition of the PowerBar and Musashi branded premium bars, powders and gel products business of Nestlé S.A. and financing additional acquisition opportunities, working capital and capital expenditures. The outstanding amounts under the Term Loan must be repaid in quarterly principal installments of $2,212,500 beginning on September 30, 2014 and must be repaid in full on June 2, 2021. The Joinder No. 2 also requires the Company to make certain prepayments of principal of the Term Loan under specified circumstances.

After giving effect to the provisions of the Joinder No. 1 to the Credit Agreement (as amended by the Amendment), effective June 2, 2014 in connection with the completion of the Company’s acquisition of Michael Foods, the maximum aggregate amount of the revolving credit facility (the “Revolving Credit Facility”) under the Credit Agreement (as amended by the Amendment) increased to $400.0 million. As of the date hereof, the Company has not made any draws under the revolving credit facility. Any outstanding amounts under the Revolving Credit Facility must be repaid on or before January 29, 2019.

The Company’s obligations under the Credit Agreement (as amended by the Amendment), including the Company’s obligations under the Term Loan, are unconditionally guaranteed by its existing and subsequently acquired or organized direct and indirect domestic subsidiaries (other than immaterial domestic subsidiaries and certain excluded subsidiaries) and are secured by security interests in substantially all of the Company’s assets and the assets of the subsidiary guarantors, including certain material real property.

The foregoing descriptions of the Credit Agreement, the Amendment, the Joinder No. 1 and the Joinder No. 2 do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Credit Agreement (which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 3, 2014), the Amendment and the Joinder No. 1 (which were filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Company’s Current Report on Form 8-K filed May 5, 2014) and the Joinder No. 2, which is filed as Exhibit 10.1 hereto. The representations and warranties, if any, contained in the Credit Agreement, the Amendment, the Joinder No. 1 and the Joinder No. 2 were made only for purposes of such agreements and as of the dates specified therein; were solely for the benefit of the parties thereto; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties, if any, or any description thereof as characterizations of the actual state of facts or condition of the Company and its subsidiaries. Moreover, information concerning the subject matter of any representations and warranties may change after the date of the Credit Agreement, the Amendment, the Joinder No. 1 or the Joinder No. 2, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On June 2, 2014, the Company completed its previously announced acquisition of Michael Foods, which is now a wholly-owned subsidiary of Post Holdings, Inc., pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 16, 2014, among the Company, Acquisition Sub, Inc. (a newly organized subsidiary of Post), Michael Foods and GS Capital Partners VI Fund, L.P., as representative for the stockholders and optionholders of Michael Foods. The acquisition was completed by a merger of Acquisition Sub, Inc., with and into Michael Foods, with Michael Foods being the surviving corporation in the merger and becoming a wholly-owned subsidiary of Post as a result of the merger.  The purchase price the Company paid in connection with the merger was approximately $2.45 billion. The Company funded the purchase price with existing cash on hand, borrowings under the Term Loan (described in Item 1.01 above), and proceeds from the previously announced issuances of senior notes (described in Item 2.03 hereof), tangible equity units and common stock. In addition to the purchase price described above, the Company will make a payment of $50 million to the stockholders and optionholders of Michael Foods on June 2, 2015, the first anniversary of the closing date, which payment is intended to represent the parties’ estimate of the value of certain tax benefits that Michael Foods is expected to realize from payments made by or on behalf of Michael Foods in connection with the transactions contemplated by the Merger Agreement (provided that the amount of the payment will not be adjusted regardless of whether the actual tax benefits realized by Michael Foods is greater than or less than such estimate).

A copy of the press release issued in connection the closing of the acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.
6.00% Senior Notes Due 2022
Also on June 2, 2014, the Company issued 6.00% senior notes (the “Notes”) in an aggregate principal amount of $630 million to certain qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. Net proceeds from the issuance, after deducting discounts, fees and certain expenses, were approximately $620 million. The Company used the net proceeds from the issuance to fund a portion of the previously announced acquisition of Michael Foods, and to pay related costs, fees and expenses.

The Notes were issued pursuant to an Indenture dated as of June 2, 2014, among the Company, the guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as trustee (the “Indenture”). The Notes are unsecured unsubordinated obligations of the Company and are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of the Company’s existing and future domestic subsidiaries (other than immaterial subsidiaries or receivables finance subsidiaries).

The Notes bear interest at a rate of 6.00% per year. Interest payments are due semi-annually each June 15 and December 15, with the first interest payment due on December 15, 2014. The maturity date of the Notes is December 15, 2022.

The Notes and the subsidiary guarantees are unsecured, senior obligations. Accordingly, they are:

•	equal in right of payment with all of the Company's and the subsidiary guarantors’ existing and future senior indebtedness;

•	senior in right of payment to any of the Company’s and the subsidiary guarantors’ future subordinated indebtedness;

•	effectively subordinated to all of the Company’s and the subsidiary guarantors’ existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness; and

•
effectively subordinated to all of the existing and future indebtedness and other liabilities, including trade payables, of the Company’s non-guarantor subsidiaries (other than indebtedness and other liabilities owed to the Company or any guarantors).

Prior to June 15, 2017, the Company may redeem up to 40% of the aggregate principal amount of Notes at a redemption price equal to 106.000% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date with an amount not to exceed the net cash proceeds of certain equity offerings of the Company so long as at least 50% of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the redemption (unless all such Notes are otherwise repurchased or redeemed) and the redemption occurs within 90 days of the date of the closing of such equity offering.

At any time prior to June 15, 2018, the Company may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed and accrued and unpaid interest, plus a premium provided for in the Indenture, which would be the greater of (1) 1.0% of the principal amount of each Note being redeemed or (2) the excess of (i) the present value at the redemption date of (x) the redemption price of the Note being redeemed at June 15, 2018 plus (y) all required interest payments due on each such Note through June 15, 2018 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (ii) the principal amount of such Note.

On or after June 15, 2018, the Company may redeem all or a part of the Notes at the redemption prices (expressed as a percentage of principal amount of the Notes) set forth below, plus accrued and unpaid interest, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Redemption Year	Price
2018	103.000%
2019	101.500%
2020 and thereafter	100.000%

If the Company experiences a Change of Control (as defined in the Indenture), holders of the Notes may require the Company to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture limits the Company’s ability and the ability of its restricted subsidiaries to, among other things: borrow money or guarantee debt; create liens; pay dividends on or redeem or repurchase stock; make specified types of investments and acquisitions; enter into or permit to exist contractual limits on the ability of its subsidiaries to pay dividends to the Company; enter into new lines of business; enter into transactions with affiliates; and sell assets or merge with other companies. Certain of these covenants are subject to suspension when and if the Notes are rated at least “BBB-” by Standard & Poor’s or at least “Baa3” by Moody’s.

The Indenture contains customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) non-payment of principal or interest; (ii) breach of certain covenants contained in the indenture or the Notes, (iii) defaults in failure to pay certain other indebtedness or the acceleration of certain other indebtedness prior to maturity, (iv) the failure to pay certain final judgments, (v) the failure of certain guarantees to be enforceable and (vi) certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Item 9.01    Financial Statements and Exhibits.
(a)  Financial Statements

•
The audited consolidated financial statements of MFI Holding Corporation (comprised of consolidated balance sheets as of December 28, 2013 and December 29, 2012 and the related consolidated statements of earnings and comprehensive income, consolidated statements of shareholders' equity and consolidated statements of cash flows for the three years in the period ended December 28, 2013, the notes related thereto and the Report of the Independent Registered Public Accounting Firm) required by Item 9.01(a) of Form 8-K were previously filed in Exhibit 99.1 to the first Current Report on Form 8-K filed by the Company on May 19, 2014. Pursuant to General Instruction B.3 of Form 8-K, such financial statements are not additionally reported herein.

•
The unaudited condensed consolidated financial statements of MFI Holding Corporation (comprised of condensed consolidated balance sheets as of March 29, 2014 and December 28, 2013 and the related condensed consolidated statements of operations and comprehensive income (loss), condensed consolidated statements of shareholders' equity and condensed consolidated statements of cash flows for the three months ended March 29, 2014 and March 30, 2013 and the notes related thereto) required by Item 9.01(a) of Form 8-K were previously filed in Exhibit 99.2 to the first Current Report on Form 8-K filed by the Company on May 19, 2014. Pursuant to General Instruction B.3 of Form 8-K, such financial statements are not additionally reported herein.

(b)  Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial information of the Company described below, which give effect to the acquisitions of MFI Holding Corporation and Agricore United Holdings Inc., required by Item 9.01(b) of Form 8-K were previously filed in Exhibit 99.5 to the first Current Report on Form 8-K filed by the Company on May 19, 2014. Pursuant to General Instruction B.3 of Form 8-K, such information is not additionally reported herein:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014;

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended September 30, 2013;

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended March 31, 2014; and

•	Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

(d) Exhibits
See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 2, 2014	Post Holdings, Inc.
(Registrant)

	By:	/s/ Robert V. Vitale
Name: Robert V. Vitale
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of June 2, 2014 by and among the Company, the Guarantors (as defined) and Wells Fargo Bank, National Association, as trustee

10.1
Joinder Agreement No. 2, dated as of June 2, 2014, by and among the Company, the Guarantors (as defined) party thereto and Barclays Bank PLC and consented to by Wells Fargo Bank, National Association, as Administrative Agent

99.1	Press Release dated June 2, 2014